Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD HOSPITALITY TRUST COMMENTS ON CYGNUS’ DECISION TO
WITHDRAW ITS PURPORTED NOMINATION OF DIRECTOR CANDIDATES

AS WELL AS LAW FIRM OLSHAN, FROME, AND WOLOSKY’S SECOND

UNSUCCESSFUL ATTEMPT TO DISRUPT AN ASHFORD PLATFORM

DALLAS, February 23, 2021 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today commented on the decision of Cygnus Capital, Inc. (together with its affiliates, “Cygnus”) to withdraw its purported nominations of all of its director candidates for election at Ashford Trust’s 2021 Annual Meeting of Stockholders. This withdrawal of four purported nominations follows the withdrawal on January 6, 2021 of one of Cygnus’ purported nominations followed on January 29, 2021 by a second withdrawal of one of Cygnus’ purported nominations.

On January 19, 2021, Ashford Trust filed a lawsuit in the United States District Court for the Northern District of Texas, Dallas Division, against Cygnus as well as certain other defendants including ThornTree Capital and an individual stockholder – Cygnus Capital’s Managing Director’s mother-in-law, Rebecca Harvey. The suit sought, among other things, to prevent Cygnus from waging what the Company believed was an illegal proxy contest to seize control of the Board of Directors of Ashford Trust (the “Board”) during a challenging moment in time for the Company and the hospitality industry as a result of the COVID-19 pandemic.

Through its complaint, the Company asserts that Cygnus violated federal securities laws by failing to disclose the formation of a secret stockholder group which acquired, in aggregate, over 20% of Ashford Trust shares, well in excess of the 9.8% ownership limit contained in Ashford Trust’s charter as well as the charters of many other publicly traded REITs. The Cygnus CEO's mother-in-law acquired an ownership stake of approximately 4% of the Company’s shares at one point. At the same time, ThornTree, whose Chief Investment Officer has a 20-year business relationship with the Cygnus CEO, including once co-founding a business together, became a Schedule 13G filer with respect to the Company. The complaint alleges that the formation of this secret stockholder group violated federal securities laws by refusing to disclose that it was operating as a group as well as violating the ownership limitations in the Company’s charter, which are meant to preserve the Company’s REIT status. In bringing this action, the Company sought to protect the Company’s REIT status, which is important to the tax position of the Company’s investors. The defendants have taken the implausible position that they did not coordinate their investment in any way despite their long family and business history, similar stock purchase timing, and the fact that they had never before invested in the Company.

Last Thursday, a federal judge granted almost fully the Company’s motion for expedited discovery and ordered the defendants to turn over to the Company various documents relating to their trading in the Company’s securities and other materials which would show exactly when each of the parties bought and sold stock, as well as when the parties communicated with each other.

In an apparent effort to avoid turning over this information, on Monday afternoon the Company received a letter from Olshan, Frome, Wolosky, LLP (“Olshan”), counsel to Cygnus, informing the Company that Cygnus was abandoning its campaign. Subsequent to this, Olshan filed a motion with the court for relief arguing that the action is now mooted by Cygnus’ abandonment of its campaign. Several years ago, Olshan also unsuccessfully advised a separate first-time activist in its attempt to take control of one of Ashford’s platforms.

“We took legal action as a last resort to protect all Ashford Trust shareholders,” said Kamal Jafarnia, Chairperson of the Board’s Nominating and Corporate Governance Committee.  “We are pleased that Cygnus has abandoned its unlawful attempt to take over the Company. The Board and management team will continue to focus on positioning the Company for renewed growth and value creation as the recovery approaches.”

The Company’s action against Cygnus and the other defendants, captioned Ashford Hospitality Trust, Inc. v. Cygnus Capital, Inc., et al., No. 3:21-cv-00125-M, remains pending in the United States District Court for the Northern District of Texas, Dallas Division. The Company hopes that the litigation can be resolved soon so it can return to focus on navigating this pandemic.

Cadwalader, Wickersham & Taft LLP and Thompson & Knight LLP are advising Ashford Trust as legal counsel on this matter.

Media Contact:

Edelman on behalf of Ashford Hospitality Trust

AHT@edelman.com

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; the ability of the Company’s advisor, Ashford Inc., to continue as a going concern; the timing and outcome of the Securities and Exchange Commission’s (the “SEC’s”) investigation; our ability to regain S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the SEC.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

Important Information

Ashford Trust intends to file a proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders with the Securities and Exchange Commission. Details concerning the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting will be included in Ashford Trust’s proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the proxy statement and other documents filed by the Company free of charge from the Securities and Exchange Commission’s website, www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant filed documents by directing a request by mail to Ashford Hospitality Trust, Inc. Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, by contacting the Company’s proxy solicitor, Morrow Sodali, toll-free at 212-300-2470 or from the investor relations section of the Company’s website at www.ahtreit.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from stockholders in respect of the 2021 Annual Meeting of Stockholders. Information regarding the direct and indirect interests by security holdings or otherwise of the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for the 2020 Special Meeting of Stockholders (the “2020 Special Meeting”) filed with the Securities and Exchange Commission on September 10, 2020. To the extent that such participants’ holdings in the Company’s securities have changed since the filing of the proxy statement for the 2020 Special Meeting, such changes have been set forth on Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Ownership on Form 4. Updated information regarding the identities of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement in connection with the 2021 Annual Meeting of Stockholders and other relevant documents to be filed with the Securities and Exchange Commission. Stockholders may obtain a free copy of the proxy statement, any amendments or supplements to the proxy statement and any other documents that the Company files with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at www.sec.gov or the Company’s website at www.ahtreit.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Securities and Exchange Commission.